As filed with the Securities and Exchange Commission on February 23, 2018

Registration No. 333-115855

Registration No. 333- 115856

Registration No. 333-115857

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LTC PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	71-0720518
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2829 Townsgate Road, Suite 350

Westlake Village, CA  91361

(805) 981-8655

(Address, including zip code, and telephone number, including area code,

of Registrant’s principal executive offices)

1998 EQUITY PARTICIPATION PLAN

THE 2004 STOCK OPTION PLAN

THE 2004 RESTRICTED STOCK PLAN

(Full title of the plan)

Wendy L. Simpson

Chief Executive Officer and President

LTC Properties, Inc.

2829 Townsgate Road, Suite 350

Westlake Village, CA 91361

(805) 981-8655

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

With a Copy to:

Herbert F. Kozlov

Aron Izower

Reed Smith LLP

599 Lexington Avenue

New York, NY 10022-7650

(212) 521-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On May 25, 2004, the Registrant filed (1) a registration statement on Form S-8 (No. 333-115855) registering 500,000 shares of common stock, par value $0.01 per share, to be issued to participants under the Registrant’s 1998 Equity Participation Plan; (2) a registration statement on Form S-8 (No. 333-115856) registering 500,000 shares of the Registrant’s common stock, par value $0.01 per share, to be issued to participants under the Registrant’s 2004 Stock Option Plan; and (3) a registration statement on Form S-8 (No. 333-115857) registering 100,000 shares of the Registrant’s common stock, par value $0.01 per share, to be issued to participants under the Registrant’s 2004 Restricted Stock Plan (collectively, the “Plans”).

The Registrant is no longer issuing securities under the Plans.  This Post-Effective Amendment No. 1 to the registration statements described in the preceding paragraph (collectively the “Registrations Statements”) is being filed in order to deregister all of the shares of the Registrant’s common stock, par value $0.01 per share, that were registered under the Registration Statements and remain unissued under the Plans.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on this 23rd day of February, 2018.

LTC PROPERTIES, INC.

By:	/s/ Wendy L. Simpson
Wendy L. Simpson
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wendy L. Simpson and Pamela Shelley-Kessler, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Wendy L. Simpson	Chief Executive Officer, President and Director (Principal Executive Officer)	February 23, 2018
Wendy L. Simpson

/s/ Pamela Kessler	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 23, 2018
Pamela Kessler

/s/ Boyd Hendrickson	Director	February 23, 2018
Boyd Hendrickson

/s/ James J. Pieczynski	Director	February 23, 2018
James J. Pieczynski

/s/ Devra Shapiro	Director	February 23, 2018
Devra Shapiro

/s/ Timothy J. Triche	Director	February 23, 2018
Timothy J. Triche

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